EXHIBIT INDEX

(d)(6) Investment Management Services Agreement dated May 9, 2001, between Registrant on behalf of AXP Variable Portfolio - Stock Fund, and IDS Life Insurance Company.

(d)(8) Addendum to Investment Advisory Agreement dated May 9, 2001, between IDS Life Insurance Company and American Express Financial Company.

(d)(11)  Termination   Agreement   between   American   Express   Financial
         Corporation and American Express Asset Management Group Inc. on behalf of AXP Variable Portfolio-Strategy Aggressive Fund effective June 30, 2000.

(d)(18) Administrative Service Agreement dated May 9, 2001, between Registrant, on behalf of AXP Variable Portfolio - Stock Fund, and American Express Financial Corporation.

(g)(6) Custodian Agreement dated May 9, 2001, between Registrant, on behalf of AXP Variable Portfolio - Stock Fund, and American Express Trust Company.

(h)(4) Addendum to Schedule A and Schedule B of the License Agreement dated June 15, 2001, between the American Express Company and American Express Funds.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Independent Auditors' Consent.

(m)(5) Plan and Agreement of Distribution dated May 9, 2001, between Registrant, on behalf of AXP Variable Portfolio - Stock Fund, and IDS Life Insurance Company.